UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2,  2010

MILWAUKEE IRON ARENA FOOTBALL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27831	91-1947658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11415 NW 123 Lane, Reddick, Florida	32686
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 554-3652

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 29 2010 the Registrant (“us”, “we” or “our”)  entered into an Investment Agreement with Kodiak Capital Group, LLC (“Kodiak”) in which Kodiak provided to us a three-year $15 million Line of Credit. Pursuant thereto on April 30, 2010 we exercised our put right for $1,000,000 and delivered to Kodiak on May 13, 2010 1,500,000 shares of our common stock thereby triggering Kodiak’s obligation to pay to us $1,000,000.  Despite repeated demands for payment made to Ryan Hodson, managing director of Kodiak, Kodiak has not tendered payment; provided, however, that Milwaukee did receive a counter deposit of $17,000 on Friday June 4, 2010.  Although Milwaukee has been unable to confirm the origins of those funds as of the filing of this form 8-K, the Company believes it was a nominal payment from Kodiak.

We will pursue all remedies available to us and are currently consulting with counsel.

In addition, a final of the Investment Agreement and Registration Rights Agreement, containing minor modifications, such as the addition of a date, change in venue state and other minor changes not related to the substantive provisions of the Agreements or obligations of the the parties, were executed on March 29, 2010 and are attached hereto.

Item 9.01	Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Investment Agreement dated March 29, 2010

10.2	Registration Rights Agreement dated March 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milwaukee Iron Arena Football, Inc.

  /s/ RICHARD ASTROM

By: Richard Astrom, Chief Executive Officer
Date:  June 4, 2010